Exhibit 21.1

SUBSIDIARIES OF AMBASSADORS INTERNATIONAL, INC.

1.	Ambassadors, LLC, a Delaware limited liability company

2.	Ambassadors Cruise Group, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors International, Inc.

3.	Cypress Reinsurance, Ltd, a Bermuda corporation

4.	Ambassadors Marine Group, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors International, Inc.

5.	BellPort Group, Inc., a Delaware corporation, a wholly-owned subsidiary of Ambassadors Marine Group, LLC

6.	BellJa Holding Company, Inc., a California corporation, a wholly-owned subsidiary of BellPort Group, Inc.

7.	American West Steamboat Company, LLC, an Oregon limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

8.	EN Boat LLC, an Oregon limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

9.	QW Boat Company LLC, an Oregon limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

10.	DQSC Operations, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Ambassadors Cruise Group, LLC

11.	DQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of DQSC Operations, LLC

12.	AQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of DQSC Operations, LLC

13.	MQ Boat, LLC, a Delaware limited liability company, a wholly-owned subsidiary of DQSC Operations, LLC

14.	Nishida Tekko America Corporation, a California corporation, a wholly-owned subsidiary of Ambassadors Marine Group, LLC

15.	BMI Acquisition Company, a Washington corporation, 51% owned by Nishida Tekko America Corporation and 49% owned by Ambassadors Marine Group, LLC

16.	Bellingham Marine Industries, a Washington corporation, a wholly-owned subsidiary of BMI Acquisition Company

17.	Florida Floats, Inc., a Florida corporation, a wholly-owned subsidiary of BMI Acquisition Company

18.	Concrete Flotation Systems, Inc., a Connecticut corporation, a wholly-owned subsidiary of BMI Acquisition Company

19.	BMI Properties LLC, a Washington limited liability company, a wholly-owned subsidiary of BMI Acquisition Company

20.	Bellingham Marine Australia Pty. Ltd., an Australia company, a wholly-owned subsidiary of BMI Acquisition Company

21.	Bellingham Marine New Zealand Ltd., a New Zealand company, a wholly-owned subsidiary of BMI Acquisition Company

22.	Bellingham Marine Europe Limited, a United Kingdom company, a wholly-owned subsidiary of BMI Acquisition Company

23.	Bellingham Marine SEA Sdn. Bhd., a Malaysia company, a wholly-owned subsidiary of BMI Acquisition Company

24.	Bellingham Marine Mexico, SA de C.V., a Mexico company, a 99% owned subsidiary of BMI Acquisition Company

25.	Marine Technologies Pty. Ltd., an Australia company, a wholly-owned subsidiary of BMI Acquisition Company

26.	Marina Accessories, Inc., a Washington corporation, a 49% owned subsidiary of BMI Acquisition Company